Exhibit 99-B.8.113
SECOND AMENDMENT TO THE
ADMINISTRATIVE SERVICE AGREEMENT

This Second Amendment, dated as of January 3, 1996, between Aetna Life
Insurance and Annuity Company (“ALIAC” or the “Sub-Administrator”) located at 151
Farmington Avenue, Hartford, Connecticut 06156 and Neuberger & Berman
Management Incorporated located at 605 Third Avenue, 2nd Floor, New York, NY
101058-0180 (“NBMI”) is made to the Administrative Service Agreement, dated as of
May 24, 1994, and amended as of March 1, 1995, between the Sub-Administrator and
NBMI (the “Agreement”).

WHEREAS, the Sub-Administrator and NBMI desire to amend the terms and conditions of the Agreement to provide for certain changes in their relationship relating to placing orders for both allocated and unallocated accounts.

NOW, THEREFORE, in consideration of the promises and mutual covenants hereinafter contained, the parties agree as follows:

Article 1.  Schedule A

The parties hereto agree that Schedule A of the Agreement is hereby deleted and replaced with Schedule A attached hereto.

Artcle 2.	Miscellaneous
	(a)	All other terms and conditions of the Agreement remain in full force and effect.
	(b)	Terms used herein but not defined herein shall have the meanings set forth in the Agreement.

.

(c) This Second Amendment may be executed in two or more
counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same First Amendment.

AETNA LIFE INSURANCE AND
ANNUITY COMPANY

By:	/s/ Laura R. Estes
	Name:	Laura R. Estes
	Title:	Senior Vice President

NEUBERGER & BERMAN
MANAGEMENT INCORPORATED

By:	/s/ Daniel J. Sullivan
Name:
Title:

SCHEDULE A

DUTIES OF THE SUB-ADMINISTRATOR

In accordance with procedures established from time to time by agreement between NBMI and the Sub-Administrator, the Sub-Administrator to the extent applicable, shall provide the following services:

1. Plan Information The Sub-Administrator shall maintain a record of the number of Shares held by the Master Accounts. The Sub-Administrator shall also maintain a record of the number of Units attributed to the Contract held by each Plan.

2. Participant Services The Sub-Administrator shall investigate all inquiries from Participants and Plan Representatives relating to their accounts and shall respond to all communications from Participants and plan representatives and others relating to the
Sub-Administrator’s duties hereunder and such other correspondence as may from time to time be mutually agreed upon between the Sub-Administrator and NBMI.

3. Mailing Communications; Proxy Materials The Sub-Administrator shall address and mail to Participants and/or Plan Representatives, as applicable, all reports to shareholders, dividend and distribution notices, and proxy material for each of the Fund’s meetings of shareholders. In connection with meetings of shareholders, the Sub-
Administrator shall prepare with respect to Plans and/or Participants, as appropriate, participant lists, mail, and certify as to the mailing of proxy materials process, and tabulate returned proxy cards, report on proxies voted prior to meetings, and certify
Shares voted at meetings.

4.	Sales of Shares

(a) Accceptance of Orders The Sub-Administrator shall, as agent for

NBMI, receive for acceptance Instructions (as defined hereafter) from Plans and/or
Participants for the purchase of Units each day that the New York Stock Exchange is open (each, a “business day”) and stamp each order with the date and time received or otherwise record such information. NBMI or its designee shall provide the Sub-
Administrator closing net asset value, dividend and capital gain information determined at the close of trading on each business day, no later than 6:00 p.m. Eastern Standard
Time on each such day. The Sub-Administrator shall forward to the Custodian of the
Funds (the “Custodian”), as instructed by NBMI, payment for the purchase of Shares by wire on the next business day following Trade Date (as defined hereafter). In addition, the Sub-Administrator shall, pursuant to such purchase Instructions, coordinate with each
Fund or its designees to issue the appropriate number of Shares to the Master Account and record such Shares.

(b) Recordation of the Issuance of Shares The Sub-Administrator
shall record the issuance of total number of Shares issued to the Master Account, and record the issuance of Units under Contracts held by the Plans, based upon data provided to the Sub-Administrator by the Custodian. The Sub-Administrator shall also provide each Fund or its designee with the total number of Shares which are issued and outstanding to each Master Account on a daily basis. The Sub-Administrator shall reflect outstanding Units attributed to the individual accounts of a Plan or Participant.

5.	Transfer and Redemption

(a) Requirements for Transfer or Redemption of Shares The Sub-

Administrator shall, as agent for NBMI, receive all Instructions from Participants or
Plans to transfer or redeem Units each business day. The Sub-Administrator shall convert such requests to requests for the transfer or redemption of Shares. Requests for transfer or redemption of shares shall be made in accordance with the transfer or redemption procedures set forth in each Fund’s then current prospectus and statement of additional information, ensuring that all transfer requirements and legal documents have been supplied. The Sub-Administrator shall process requests to transfer or redeem Units and shall stamp each order with the date and time received or otherwise record such information. The Sub-Administrator shall provide written notice to NBMI at least three
(3) business days in advance of any redemption of Shares equal to or greater than on million dollars ($1,000,000) of which the Sub-Administrator has prior knowledge.
Payments for net redemption orders that are timely received by NBMI will be wired from the Custodian to the Sub-Administrator as directed by the Sub-Administrator that next day after such specified order is received by NBMI, the Funds or their designees. Any cash redemption limitations applicable to the Fund shall apply at the Master Account level and not at the Plan or Participant level.

(b) Notice to Custodian and the Fund When Shares are redeemed, the
Sub-Administrator shall deliver to the Custodian and the Fund in such format as the
Custodian and the Fund shall reasonably require, a notification setting forth the number of Shares to be redeemed. Such shares shall be reflected on the Master Accounts maintained by the sub-Administrator reflecting outstanding interests attributed to the individual accounts of a Plan or Participant.

(c) Payment of Redemption Proceeds The Sub-Administrator shall, upon receipt of the monies paid to it by the Custodian for the redemption of Shares or prior to such receipt, pay such monies as are received or shall be received from the
Custodian, all in accordance with the procedures described in the written instruction. The
Sub-Administrator shall not process or effect any redemption with respect to Shares of a certain Fund after receipt by the Sub-Administrator of notification of the suspension of the determination of the net asset value of such Fund.

6. Procedures

The procedures to be followed for purchases, redemptions, and exchanges pursuant to Section 4 and 5 of this Schedule A shall be as follows. For each Fund and for each Master Account maintained by the Sub-Administrator with such Fund, no later than

8:30 a.m. Eastern Standard Time on each Business day, the Sub-Administrator shall transmit to the Funds an aggregate purchase or redemption order that reflects the “net”
effect of all purchase or redemption Instructions from the Plans (collectively,
“Instructions”) received prior to 4:00 p.m. Eastern Standard Time on the preceding
Business Day (a “Trade Date”). Purchases or redemptions of Shares shall be deemed to have occurred as of the Trade Date to which the order applies, if such Instructions were received prior to 4:00 p.m. Eastern Standard Time on a Trade Date (“Close of Trading”).
In no event shall the Sub-Administrator accept Instructions on any Business Day with respect to requests by Participants that have not been received by the Sub-Administrator prior to the Close of Trading on the Business Day on which such Instructions are to be prepared. Instructions received in proper form by the Sub-Administrator after the Close of Trading on any Business Day shall be treated as if received on the next following
Business Day. The Sub-Administration warrants that all Instructions the Sub-
Administrator transmits to the Funds for processing as of a particular Trade Date will relate only to Instructions received by the Sub-Administrator prior to the Close of
Trading on that Trade Date.

7. Dividends

Upon the declaration of each dividend and each capital gain distribution by the Trustees with respect to Shares, the Funds shall furnish or NBMI shall furnish or cause the Funds to furnish to the Sub-Administrator Information setting forth the date of the declaration of such dividend or distribution, the ex-dividend date, the date of payment thereof, the record date as of which shareholders entitled to payment shall be determined, the amount payable per share to the shareholders of record as of that date, the total amount payable to the Sub-Administrator has elected that such dividend or distribution be paid in Shares; this election may be changed from time-to-time upon 30 days’ written notice to NBMI.

8. Blue Sky Reports

At the request of NBMI, and if required by law or by a governmental agency, the Sub-Administrator shall on a daily basis, prepare a report to each Fund in accordance with a system approved by the Fund, showing by state of residence all sales and redemptions of Shares.